Exhibit 99.1

IP Strategy Cancels $15 Million ELOC, Reinforcing Balance Sheet Strength and Reducing Related Dilution Risk

GIG HARBOR, Wash., Dec. 29, 2025 (GLOBE NEWSWIRE) — IP Strategy (Nasdaq: IPST) (the “Company”), a digital intellectual property (DIP) company and the first public company to adopt a treasury reserve centered on the $IP token, today announced that it terminated its open Securities Purchase Agreement for its $15 million Equity Line of Credit (“ELOC”) originally entered in January 23, 2025. The cancellation of the ELOC was effective at the end of the trading day, Monday December 22, 2025 and no further purchases or puts were executed under the ELOC prior to termination of the Securities Purchase Agreement and cancellation of the ELOC.

“As we look at the needs of our business going forward, and to assure the market that we are not intent on further dilutive instruments at this time, we feel that the continued effectiveness of the ELOC is not in the best interest of our stockholders,” said Justin Stiefel, Chief Executive Officer and Board Chairman of IP Strategy.

With the cancellation of the $15 million ELOC, the Company continues to focus on growing its high margin validator work, improving its strong balance sheet that currently holds 53.2 million $IP Tokens, reducing and eliminating long-term operating expenses and exploring opportunities for further growth. The Company believes this decision will better position it to execute its strategic initiatives without unnecessarily diluting stockholders further.

Story, the blockchain network underlying the $IP token, is closing 2025 with significant ecosystem progress across infrastructure, data, and real-world IP adoption. Recent updates include Story’s year-end ecosystem recap highlighting network milestones, protocol upgrades, and growing participation from creators, developers, and data providers.

Story Year-End Ecosystem Recap (Video): see here

These developments provide broader context for IP Strategy’s treasury and validator-focused approach, as activity across the Story ecosystem continues to expand.

About IP Strategy

IP Strategy (Nasdaq: IPST) is the first Nasdaq-listed company to hold $IP tokens as a primary reserve asset and operate validator infrastructure on the Story Protocol. The Company provides public market investors broad exposure to the $80 trillion programmable intellectual property economy in a regulated equity format.

Heritage Distilling Holding Company, Inc. is the registered corporate name of IP Strategy.

About Story

Story is an AI-native blockchain network powering the $IP token and enabling intellectual property to be programmable, traceable, and monetizable in real time. Backed by $136 million from a16z crypto, Polychain Capital, and Samsung Ventures, Story provides infrastructure for registering, licensing, and transacting IP across AI, media and data-driven applications.

Forward-Looking Statements

This press release contains forward-looking statements, including statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will,” and variations of these words or similar expressions that are intended to identify forward-looking statements. Any such statements in this press release that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements include, but are not limited to the belief that the cancellation of the ELOC is in the best interest of the Company’s stockholders, the Company’s validator work and revenues resulting therefrom, the Company’s ability to improve its balance sheet, reduce and eliminate long-term operating expenses and explore opportunities for further growth, or other further actions or initiatives that may be pursued by the Company in an attempt to grow stockholder value.

Any forward-looking statements in this press release are based on IP Strategy’s current expectations, estimates and projections only as of the date of this release and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, risks related to the volatility of the Company’s common stock and any correlation between the Company’s stock price and the price of $IP tokens or the market’s reaction to the cancellation of the ELOC and the possibility that the Company could execute transactions or enter into agreements that create additional stockholder dilution. These and other risks concerning IP Strategy are described in additional detail in its registration statement on Form S-1 initially filed with the Securities and Exchange Commission (“SEC”) on August 26, 2025, as amended by Amendment No. 1 filed on October 16, 2025, Amendment No. 2 filed on December 12, 2026 and Amendment No. 3 filed on December 19, 2025, its latest annual report on Form 10-K, subsequent quarterly reports on Form 10-Q, and any other subsequent filings with the SEC. IP Strategy explicitly disclaims any obligation to update any forward-looking statements except to the extent required by law.

Investor Contact

(800) 595-3550

ir@ipstrategy.co